UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers
     On July 19, 2007, The Bon-Ton Stores, Inc. (the “Company”) issued a press release announcing the amendment, on July 19, 2007, of the Employment Agreement (the “Third Amendment”) by and between the Company and Byron L. Bergren, the Company’s President and Chief Executive Officer. Mr. Bergren’s Employment Agreement (the “2004 Agreement”) was entered into on August 24, 2004, a First Amendment to the 2004 Agreement (the “First Amendment”) was entered into on May 1, 2005, and a Second Amendment to the 2004 Agreement (the “Second Amendment”) was entered into on May 23, 2006. Collectively, the 2004 Agreement, First Amendment, Second Amendment and Third Amendment are referred to as the “Agreement.”
     The description of the material terms of the Third Amendment set forth below is qualified in its entirety by the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The Third Amendment provides for an extension of the term of the 2004 Agreement for approximately two years through February 5, 2010. Under its terms, Mr. Bergren will serve as President and Chief Executive Officer through January 31, 2009 and will serve in an important role to be determined by the Board of Directors from February 1, 2009 through February 5, 2010. In addition, the Board has agreed to nominate Mr. Bergren as a member of the Board of Directors for the period through February 5, 2010.
     Pursuant to the Third Amendment, Mr. Bergren shall continue to be based in the Company’s executive offices in York, Pennsylvania; unless he elects to relocate his primary office to the Company’s offices in Milwaukee, Wisconsin and his primary residence to the Milwaukee, Wisconsin metropolitan area. In the event Mr. Bergren elects to move to Milwaukee, Wisconsin, the Company will pay for his relocation expenses and he will receive $100,000, less applicable taxes and normal deductions, in relocation assistance from the Company.
     Mr. Bergren’s base salary of $1,000,000 will remain in effect through February 5, 2010. Upon full execution of the Third Amendment, Mr. Bergren received a $150,000 bonus, less applicable taxes and normal deductions.
     For fiscal year 2007, Mr. Bergren will be eligible for a bonus pursuant to the Company’s Cash Bonus Plan with a threshold bonus of 112.5% of Employee’s base salary in effect as of May 1, 2006 (“Base Salary”), a target bonus of 150% of his Base Salary, and a maximum bonus of 200% of his Base Salary. This bonus opportunity will be determined pursuant to two performance measures: 80% of the potential bonus shall be based upon achievement of Net Income and 20% of the potential bonus shall be based upon achievement of the Total Company Sales Plan (as such terms are defined in the Third Amendment). In order for any portion of the bonus opportunity to be payable, the minimum threshold for Net Income must be achieved. This bonus will be determined in accordance with objectives previously determined by the Human Resources and Compensation Committee (“HRCC”) consistent with the Cash Bonus Plan.

     In addition, the Third Amendment provides for a bonus opportunity for fiscal year 2008 pursuant to the Company’s Cash Bonus Plan, with a threshold bonus of 75% of Mr. Bergren’s Base Salary, a target bonus of 100% of Mr. Bergren’s Base Salary and a maximum bonus of 150% of Mr. Bergren’s Base Salary. This bonus will be determined in accordance with objectives to be determined by the HRCC consistent with the Cash Bonus Plan.
     Unless otherwise determined by the HRCC, Mr. Bergren will not be eligible for a bonus pursuant to the Company’s Cash Bonus Plan for fiscal year 2009.
     The Third Amendment provides that Mr. Bergren will receive two grants of shares of restricted stock in fiscal year 2007. One grant (the “2007 Time-Based Grant”), with a value of $1,350,000 as of the effective date of the Third Amendment, shall vest 15% on February 2, 2008, 35% on January 31, 2009 and 50% on February 5, 2010, provided, in each instance, that Mr. Bergren is continuously employed by the Company through such date, except that such shares shall vest immediately upon Mr. Bergren’s discharge without “Cause” (as such term is defined in the 2004 Agreement) or resignation for “Good Reason” (as such term is defined in the Third Amendment) provided that Mr. Bergren executes a general release consistent with certain terms of the 2004 Agreement.
     The second grant of restricted stock to be awarded in fiscal year 2007, with a value of $1,350,000 as of the effective date of the Third Amendment, shall vest based on the achievement of performance goals. One-half of this grant shall vest based upon the achievement of performance goals for fiscal year 2007 (“2007 Performance Shares Based Upon Company Performance for FY 2007”) previously established by the HRCC, and one-half shall vest based upon the achievement of performance goals for fiscal year 2008 (“2007 Performance Shares Based Upon Company Performance for FY 2008”) to be established by the HRCC.
     In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason, the 2007 Time-Based Grant shall become vested immediately, provided Mr. Bergren executes a general release consistent with certain terms of the 2004 Agreement.
     In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason on or prior to February 2, 2008, (i) provided that Mr. Bergren executes a general release consistent with certain terms of the 2004 Agreement, the 2007 Performance Shares Based Upon Company Performance for FY 2007 granted to Mr. Bergren shall become vested, and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for these shares would otherwise have been made and (ii) the 2007 Performance Shares Based Upon Company Performance for FY 2008 shall be forfeited.
     In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason on or after February 3, 2008 and prior to January 31, 2009, and provided that Mr. Bergren executes a general release consistent with certain terms of the 2004 Agreement, the 2007 Performance Shares Based Upon Company Performance for FY 2008 shall become vested and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for these shares would otherwise have been made.

     In addition, the Third Amendment provides for a grant of restricted stock in fiscal year 2008. On or about February 3, 2008, Mr. Bergren shall receive a grant of restricted stock with a value of $2,700,000 as of the date of grant that shall vest based on the achievement of performance goals. One-half of such restricted stock shall vest based upon the achievement of performance goals for fiscal year 2008 (“2008 Performance Shares Based Upon Company Performance for FY 2008”), and one-half shall vest based upon the achievement of performance goals for fiscal 2009 (“2008 Performance Shares Based Upon Company Performance for FY 2009”) to be established by the HRCC.
     In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason on or after February 3, 2008 (i) prior to January 31, 2009, and provided that Mr. Bergren executes a general release consistent with certain terms of the 2004 Agreement, the 2008 Performance Shares Based Upon Company Performance for FY 2008 granted to Mr. Bergren shall become vested, and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for these shares would otherwise have been made and (ii) the 2008 Performance Shares Based Upon Company Performance for FY 2009 shall be forfeited.
     In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason on or after February 1, 2009 and prior to January 30, 2010, and provided that Mr. Bergren executes a general release consistent with certain terms of the 2004 Agreement, the 2008 Performance Shares Based Upon Company Performance for FY 2009 granted to Mr. Bergren shall become vested and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for the 2008 Performance Shares Based Upon Company Performance for FY 2009 would otherwise have been made.
     In the event that Mr. Bergren is discharged without Cause or resigns for Good Reason, any stock options that are unvested at the time of such discharge shall vest immediately, provided that Mr. Bergren executes a general release consistent with certain terms of the 2004 Agreement.
     The Third Amendment redefines “Good Reason” to mean: (i) causing Mr. Bergren to cease being President and Chief Executive Officer prior to January 31, 2009; (ii) a diminution in Mr. Bergren’s responsibilities, duties or authority other than a reassignment of such responsibilities, duties or authority prior to January 31, 2009 other than reasonable reassignment of such responsibilities, duties and authority in connection with the Company’s succession planning in anticipation that Mr. Bergren will cease to be the President and Chief Executive Officer on January 31, 2009; (iii) causing Mr. Bergren to cease reporting to the board of directors as President and Chief Executive Officer prior to January 31, 2009 or causing Mr. Bergren to cease thereafter reporting to the board of directors in an important role prior to February 5, 2010; (iv) failing to nominate Mr. Bergren to continue to serve as a director on the board of directors or removing him from the board of directors prior to February 5, 2010; (v) any reduction, prior to February 5, 2010 in Mr. Bergren’s base salary below the amount then in effect; (vi) any reduction, prior to January 31, 2009, in Mr. Bergren’s potential bonus eligibility amount as specified in the Agreement; or (vii) any substantial breach of any material provision of the Agreement.

     The Third Amendment redefines “Change of Control” to mean the occurrence of: (i) any person who is not an affiliate of the Company becoming the beneficial owner of a majority of the Company; (ii) the Company adopting a plan of liquidation providing for the distribution of all or substantially all of its assets; (iii) the Company becoming party to a merger, consolidation or other form of business combination or sale of all or substantially all its assets unless the business of the Company continues and the shareholders of the Company prior to the transaction hold, directly or indirectly, a majority of the voting power of the resulting entity; or (iv) if any stockholder holds more voting power than M. Thomas Grumbacher and his affiliates or if Mr. Grumbacher and his affiliates control less than 20% of the Company’s voting stock.
     In the event of a discharge without Cause or a resignation for Good Reason, the Third Amendment continues the provisions of the Second Amendment with respect to severance pay, continuation of medical coverage, and accrued vacation and wages. It provides that Mr. Bergren shall be entitled to receive the following: prompt payment of all accrued wages and all accrued, but unused vacation pay and, if not as a result of a Change of Control, two years’ base salary payable in installments for a period of two years from the date of termination; continued participation in the Company’s group health benefit plan pursuant to COBRA; reimbursement of premiums paid in connection with participation in the Company’s group health benefit plan for a period of 18 months and, following such 18-month period, a payment equal to six times the then applicable monthly premium for participation in the Company’s group health benefit plan; and if he has been employed for at least three months in the fiscal year, a prorated portion of the Performance Shares for that period.
     In the event of a Change of Control, Mr. Bergren’s stock options and time-based restricted shares shall immediately vest. In the event of a Change of Control on or prior to February 2, 2008, the 2007 Performance Shares Based Upon Company Performance for FY 2007, and the 2007 Performance Shares Based Upon Company Performance for FY 2008 shall vest immediately, as shall the restricted stock units awarded in fiscal year 2006 which are based upon Company performance for fiscal year 2007.
     If the Change of Control occurs in fiscal year 2008: (1) the 2007 Performance Shares Based Upon Company Performance for FY 2007 and the 2008 Performance Shares Based Upon Company Performance for FY 2008 will vest without regard to the performance of the Company in fiscal year 2008, and (2) 50% of the 2008 Performance Shares Based Upon Company Performance for FY 2009, both of which will be awarded upon the earlier of the expiration of three months following the Change of Control, provided Mr. Bergren’s employment with the Company for three months following the Change of Control, or his discharge without Cause following a Change of Control. The remaining 50% of the 2008 Performance Shares Based Upon Company Performance for FY 2009 shall vest based on the performance of the Company in fiscal year 2009, provided Mr. Bergren remains employed through the last day of fiscal year 2009 (or, if different, the applicable fiscal year following the year in which the Change of Control occurs). The performance metrics (and numerical values for these performance metrics) shall be selected by the HRCC or the successor company’s compensation committee.
     If the Change of Control occurs in fiscal year 2009: the 2008 Performance Shares Based Upon Company Performance for FY 2009 will vest without regard to the performance of the Company in fiscal year 2009 and will be awarded upon the earlier of the expiration of three months following the Change of Control, provided Mr. Bergren is employed with the Company for three months following the Change of Control, or immediately if discharged without Cause following a Change of Control.
     As previously specified in the Second Amendment, if Mr. Bergren is discharged without Cause during the term of the Agreement following a Change of Control or resigns from the Company with or without Good Reason during the term of the Agreement after the expiration of three months following a Change of Control, Mr. Bergren will receive a payment equal to the lesser of 2.99 times his base salary (at the salary level immediately preceding the Change of Control plus his average bonus for the three immediately preceding fiscal years) or, if applicable, the “280G Permitted Payment” (as such term is defined in the 2004 Agreement).
     If Mr. Bergren is discharged without Cause during the term of the Agreement following a Change of Control or resigns from the Company with Good Reason during the term of the Agreement after the expiration of three months following a Change of Control, he is entitled to receive continued participation in the Company’s group health plan pursuant to COBRA, reimbursement of premiums paid in connection with participation in the Company’s group health benefit plan for a period of 18 months and, following such 18-month period, a payment equal to 18 times the then applicable monthly COBRA premium.
     The Third Amendment further provides that the Company will pay the reasonable legal fees, up to $5,000, incurred by Mr. Bergren in connection with the negotiation of the Third Amendment.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Third Amendment to Employment Agreement with Byron L. Bergren
99.1	Press Release issued July 19, 2007 regarding Third Amendment to Employment Agreement with Byron L. Bergren

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: July 19, 2007